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                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): AUGUST 15, 2000

                                       -----------------

                               PACKAGING RESOURCES INCORPORATED

                     (Exact name of Registrant as specified in its charter)

            DELAWARE                   333-05885                36-3321568
(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                  Identification Number)

                                   ONE CONWAY PARK

                              100 FIELD DRIVE, SUITE 300

                             LAKE FOREST, ILLINOIS 60045

                   (Address of principal executive offices) (Zip Code)

                                     (847) 295-6100

                     (Registrant's telephone number, including area code)

                                             N/A

                (Former name or former address, if changed since last report)

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                                ITEM 5. OTHER EVENTS.


     A letter of intent ("Letter") has been entered into with Sweetheart Cup Company Inc. ("Sweetheart") and Mr. Dennis Mehiel, the Chairman and principal stockholder of Sweetheart, relating to a proposed sale of capital stock of Packaging Resources Group ("Group"), the parent company of Packaging Resources Incorporated ("PRI"). The Letter contemplates that Group will effect a recapitalization whereby its stock will be exchanged for voting stock and non-voting stock, and that Mr. Mehiel or an affiliate ("Purchaser") will acquire all the non-voting stock and 35% of the voting stock of Group from HPH Industries, Ltd. ("HPH") for $5 million, subject to adjustment for changes in working capital. In addition, Sweetheart will enter into multi-year consulting and non-competition agreements with HPH under which HPH will receive payments aggregating $6 million. Sweetheart will also enter into a joint sales and marketing agreement with PRI. Completion of the transaction will be subject to execution of definitive documentation and certain other conditions. Closing of the transaction is not conditioned on approval or consent of the holders of Group's and PRI's outstanding indebtedness. There can be no assurance as to whether or when the proposed transaction will be completed.

     In connection with the transaction, the Purchaser will propose to restructure certain debt of PRI and Group. The proposal will include:

     - aggregate payments of $17.4 million by Sweetheart to PRI pursuant to certain proposed agreements, including an option, exercisable in 2006, to purchase certain assets of PRI at appraised value. PRI will use these funds to pay interest on its Senior Secured Notes, including the May 2000 payment, which is currently past due.

     - a waiver under the PRI Senior Secured Note Indenture to permit up to $27.6 million of proceeds of Asset Sales (as defined) by PRI to be used for interest payments on its Senior Secured Notes and for general working capital.

     - a waiver under the PRI Senior Secured Note Indenture to permit cash distributions from PRI to Group under certain circumstances, to pay the interest on Group's senior notes.

     - a proposal to exchange Group's existing Senior Notes for new Group senior notes with substantially similar terms except for a reduction in aggregate principal amount from $27.8 million to $21 million and a reduction in the interest rate from 13% to 8% per annum.

     Completion of the proposed restructuring would be subject to Purchaser's acquisition of Group's capital stock described above and such other terms and conditions as the Purchaser may impose.

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SIGNATURES:

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PACKAGING RESOURCES INCORPORATED, a Delaware corporation

Date: August 17, 2000


By:  Jerry J. Corirossi
     ------------------------------------------------------------
     Title: Executive Vice President, Finance and Administration
     Chief Financial Officer and duly authorized officer